Exhibit 99.2

ENTECH SOLAR, INC.

FORM OF EXERCISE, SALE OR TRANSER OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock pursuant to the Basic Subscription Right, please complete line “A” and Section 1 below. To subscribe for shares of Common Stock pursuant to the Over-Subscription Privilege, please complete lines “A” and “B” and Section 1 below.

If you want the Subscription Agent to attempt to sell any of your unexercised Rights, check box “D” below and complete Section 1 below. If you want a new Subscription Certificate evidencing any unexercised Rights delivered to you or to someone else, check box “E” below and indicate the address to which the Rights should be delivered in Section 1 below. If you want some or all of your unexercised Rights transferred to a designated transferee, or to a bank or broker to sell for you, check box “F” below and complete Section 2 below.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, GEORGESON INC., BY CALLING TOLL-FREE AT (800) 676-0098.

Please complete all applicable information and return to the Subscription Agent:

COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail:	By Registered, Certified or Express Mail, or Overnight Courier:

Computershare	Computershare
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011 Providence, RI 02940-3011	250 Royall Street Suite V Canton, MA 02021

Delivery of this Subscription Rights Certificate to an address other than as set forth above does not constitute valid delivery.

A. Exercise of Basic Subscription Rights

	x	$0.08 per share	=	$
(no. of shares)		(Subscription Price)		(Cost for Basic
Subscription Shares)

B. Exercise Over-Subscription Privilege*

	x	$0.08 per share	=	$
(no. of shares)		(Subscription Price)		(Cost for Basic
Subscription Shares)

*	The Over-Subscription Privilege may only be exercised if the Basic Subscription Right is exercised in full

C. Total Amount Enclosed:

=	$
(Cost for Basic
Subscription Shares)

SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus and incorporated by reference herein. I hereby agree that if I fail to pay in full for the shares of Common Stock for which I have subscribed, the Company may exercise any of the remedies provided for in the Prospectus.

TO SELL: If I have checked the box on line D, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

Print full name of Assignee and Social Security Number

Address for delivery of certificate representing unexercised Rights

If permanent change of address, check here:  ☐

Daytime telephone number: (            )

Evening telephone number: (            )

Email address:

D. Sell any unexercised rights    ☐

E. Deliver a certificate representing

unexercised Rights to the address in Section 1

F. Transfer

Rights to the Transferee designated in Section 2 below

SECTION 2. TO TRANSFER RIGHTS: (Per Line F): For value received, of the Rights represented by this Form of Exercise, Sale or Transfer are assigned to:

Print full name of Assignee and Social Security Number

Print Full Address

Signature(s) of Assignor(s)

The signature(s) on this Form of Exercise, Sale or Transfer must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form of Exercise, Sale or Transfer in accordance with the foregoing. If you sign this Form of Exercise, Sale or Transfer in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity.

If you wish to transfer your Rights, then your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature (name of bank or firm):

Guaranteed by (signature/title):

DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.